Exhibit 10.43

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Strategic cooperation agreement

Party A: Shenzhen Bestman Precision Instrument Co., LTD

Address: 8th floor, Yifang Building, No.315, Shuangming Avenue, Dongzhou Community, Guangming Street, Guangming District, Shenzhen

Uniform Social credit code: [*]

Legal representative: Bai Yong

Contact: Huang River

Contact information: [*]

Party B: Hainan Widilan Health Technology Co., LTD

Address: Block B, Chengmai Old Town Development Zone / International Enterprise Center, Nongye Road, Jinshui District, Zhengzhou City Room 1010

Unified social credit code:

Legal representative: Wei Guanghe

Contact person: Wei Guanghe

Contact information: [*]

I. Principles and principles of cooperation

Based on the mutual agreement to complement each other's advantages, establish strategic cooperative relations, and jointly explore the field of chronic diseases Blood flow detection product market. In accordance with the principle of equality and mutual benefit, the following agreement is reached through full consultation

II. cooperation mode

1. Party B shall purchase or recommend Party A's existing products to Party B for domestic distribution according to the actual needs Agent;

2. Party B shall propose according to the actual demand and market research, based on the performance of Party A's existing products Basic requirements for product research and development;

3. Party A shall, on the basis of fully demonstrating Party B's needs, initiate product projects to meet Party B's contribution to the products Ability requirements;

4. Party B shall be authorized by a special agent for specific models of Party A's customized products, and shall meet the minimum requirements of Party A Single quantity;

5. The specific contents of cooperation between both parties shall further clarify the details of cooperation on the basis of this Agreement

III. Effectiveness of the Agreement

1. This Agreement is made in duplicate, with each party holding one copy and each copy having the same legal effect. This agreement shall be double Party A shall have the right to come into force on the agreed date after the official seal or special seal for the contract.

2. The term of cooperation in this Agreement shall be [3] years, that is, from June 2,2 0 2 3 to June 1,2026. One month prior to the expiration of the cooperation period, if either party intends to continue with the cooperation, it shall be required Notice to the other party in writing to renew the contract, otherwise this Agreement will automatically terminate upon expiration.

3. The supplementary agreement and its annexes hereto shall be an integral part of this Agreement and belong to this Agreement Same — legal effect.

IV. Application of law and dispute resolution

1. The validity, interpretation, modification, execution of this Agreement and any dispute arising from this Agreement shall apply Laws of the People's Republic of China.

2. Any dispute arising from the execution of this Agreement or in connection with this Agreement shall be settled by the parties through friendly negotiation; If no agreement can be reached through negotiation, either party shall have the right to submit jurisdiction to the location of the defendant The people's court settled through litigation.

3. When any dispute arising and any dispute is under litigation, the parties shall continue to perform this Agreement Part of the disputed clause content.

[The bank has no text below, which is the area of signing]

Party A (seal): Shenzhen Bestman Precision instrument device Co., LTD	Party B (seal): Hainan Widilan Health Technology Co., LTD

Authorized Representative (Signature): /s/ Yong Bai	Authorized Representative (Signature): /s/ Guanghe Wei
Date: June 2, 2023	Date: June 2, 2023